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Exhibit 21.1

Bank of Hawaii Corporation
Subsidiaries of the Registrant

The required information with respect to subsidiaries of Bank of Hawaii Corporation at December 31, 2004 is provided below. All domestic subsidiaries are wholly owned. Each entity is consolidated with its immediate parent company except as noted.

BANK OF HAWAII CORPORATION (Parent)
Bank Holding Company—Delaware

Subsidiaries:

        BANCORP HAWAII CAPITAL TRUST I
                Delaware

        BANK OF HAWAII
                Hawaii

        Subsidiaries:

          Bank of Hawaii International, Inc.
                  Hawaii

          Bankoh Investment Services, Inc. (Brokerage)
                  Hawaii

          Bankoh Investment Partners, LLC
                  Hawaii

          Pacific Century Insurance Services, Inc. (Captive Insurance)
                  Hawaii

          RGA Corp.
                  Hawaii

          Pacific Century Advisory Services, Inc. – (Advisory Services)
                  Hawaii

          Bank of Hawaii Leasing, Inc. (Parent) – (Leasing)
                  Hawaii

          Subsidiaries:

            BNE Airfleets Corporation
                    Barbados

            Pacific Century Leasing International, LLC
                    Delaware

          Pacific Century Life Insurance Corporation (Insurance)
                  Arizona

          Triad Insurance Agency, Inc. (Insurance)
                  Hawaii

          Bank of Hawaii Insurance Services, Inc. (Insurance)
                  Hawaii

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  Exhibit 21.1
Bank of Hawaii Corporation Subsidiaries of the Registrant